EXHIBIT 11
DDL ELECTRONICS, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE (Unaudited)
Six Months Ended December 31,
                                 1994           1993
PRIMARY EARNINGS PER SHARE:

Loss before extraordinary
item                           $(717,000)     $(3,893,000)

Extraordinary item             2,441,000             0

Net income (loss)           $  1,724,000      $(3,893,000)

Weighted average number of
common shares outstanding     14,738,652       14,025,197

Assumed exercise of stock
options net of shares assumed
reacquired                        934,618          979,193

Average common shares and common
share equivalents               15,673,270       15,004,390

Primary earnings (loss) per share:

Loss before extraordinary item         ($0.05)          ($0.26)

    Extraordinary item                   0.16             0

    Net earnings (loss) per share       $0.11           ($0.26)

FULLY DILUTED EARNINGS PER SHARE:

Loss before extraordinary
item                          $   (717,000)     $(3,893,000)

Add back net interest
related to convertible
subordinated debentures             67,000           67,000

Loss before extraordinary
item for fully diluted
computation                       (650,000)      (3,826,000)

Extraordinary item               2,441,000                0

Net income (loss) or
fully diluted computation       $ 1,791,000      $(3,826,000)

Weighted average number of
common shares outstanding       14,738,652       14,025,197

Assumed exercise of stock
options net of shares
assumed reacquired under
treasury stock method
using period end market
price, if higher than
average market price               991,572          971,197

Assumed conversion of
convertible subordinated
debentures                         762,971          426,305

Average fully diluted shares    16,493,195       15,422,699

Fully diluted earnings
(loss) per share:

Loss before extraordinary item         ($0.04)          ($0.25)

Extraordinary item                       0.15             0

Net earnings (loss) per share           $0.11           ($0.25)


Note: The calculated fully diluted earnings per share are antidilutive for fiscal 1994

EXHIBIT 11
DDL ELECTRONICS, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE (Unaudited)
Three Months Ended December 31
[CAPTION]
                                      1994            1993
[S]                                   [C]             [C]
PRIMARY EARNINGS PER SHARE:
Income (loss) before
extraordinary item             $ 2,145,000      $(2,324,000)

Extraordinary item               2,441,000
 0

Net income (loss)                          $  4,586,000      $
(2,324,000)


Weighted average number of
common shares outstanding                     15,002,325
14,416,153

Assumed exercise of stock options net of
shares assumed reacquired                         964,083
 877,174

Average common shares and common
share equivalents                              15,966,408
15,293,327

Primary earnings (loss) per share:
Income (loss) before extraordinary item                  $0.13
       ($0.15)

Extraordinary item                                        0.15
         0.00

Net earnings (loss) per share                          $0.28
    ($0.15)

FULLY DILUTED EARNINGS PER SHARE:
Income (loss) before extraordinary item        $2,145,000
$(2,324,000)
Add back net interest related to
convertible subordinated debentures                34,000
    34,000

Income (loss) before extraordinary item
for fully diluted computation                   2,179,000
(2,290,000)

Extraordinary item                              2,441,000
   0

Net income (loss) for fully diluted
computation                                  $  4,620,000
$
(2,290,000)

Weighted average number of common
shares outstanding                             15,002,325
14,416,153

Assumed exercise of stock options
net of shares assumed reacquired
under treasury stock method using
period end market price, if higher
than average market price                          986,457
   876,928

Assumed conversion of convertible
subordinated debentures                            761,048
   420,206

Average fully diluted shares                    16,749,830
15,713,287


Fully diluted earnings (loss) per share:
Income (loss) before extraordinary item                 $0.13
     ($0.15)

Extraordinary item                                      0.15
      0

Net earnings (loss) per share                            $0.28
       ($0.15)

   Note: The calculated fully diluted earnings per share are antidilutive for fiscal 1994